Exhibit 99.1

Portal Software Reports Results for Second Quarter of Fiscal Year
2004; Fourth Consecutive Quarter of Revenue and Business Growth

    CUPERTINO, Calif.--(BUSINESS WIRE)--Aug. 19, 2003--Portal
Software, Inc. (Nasdaq:PRSF), a leading provider of billing and subscriber management solutions, today reported financial results for the second quarter of fiscal year 2004.

    Second Quarter Results

    Revenues for the quarter totaled $33.2 million, compared to revenues of $32.1 million in the prior quarter, and $28.8 million for the same period last year. Pro forma net loss for the second quarter of fiscal 2004 was $2.5 million, or $0.01 per share. This compares to a pro forma net loss of $2.0 million, or $0.01 per share in the prior quarter and a pro forma net loss of $11.1 million, or $0.06 per share in the second quarter of fiscal 2003. Pro forma amounts in the second quarter of fiscal year 2004 exclude amortization of acquisition-related costs of $0.7 million and stock option compensation expense of approximately $23.7 million. Net loss in accordance with generally accepted accounting principles (GAAP) for the second quarter fiscal 2004 was $26.9 million or $0.15 per share.

    Global Customer Momentum

    Portal continues to gain traction within Vodafone Group for a wide range of converged voice, data and content services. This quarter saw the addition of J-Phone Vodafone Ltd., a leading mobile service provider in Japan with over 14 million subscribers. This is the 15th Vodafone Group operating company to join the growing list of Portal customers, including Vodafone Australia, France, Germany, Greece, Hungary, Italy, The Netherlands, New Zealand, Poland, Portugal, Spain, Sweden, Switzerland, and UK.
    Portal's global customer momentum continued in the communications, media, broadband, cable, and WiFi sectors. Billing Plus reported that Portal led all competitors in billing and customer care contract wins for the period from July 2002 to June 2003.

    Market Expansion with Partner Solutions

    During the quarter, Portal continued to develop and deliver end-to-end solutions with leading enterprise software companies.

    --  Microsoft/Portal - BillingAgility

        Portal and Microsoft announced BillingAgility, integrating Portal's enterprise class billing and subscriber management solutions with Microsoft .NET technologies. BillingAgility will provide the communications industry with a .NET-connected solution that is designed to enable service providers to quickly and successfully roll out new voice, data, and content services, as well as offer superior support for legacy and business-to-business integrations, minimizing time and cost.

    --  Siebel/Portal - TelcoOne(TM)

        Portal is now shipping TelcoOne, the integrated end-to-end billing and customer relationship management solution based on Portal Infranet(R) and Siebel Communications. TelcoOne is designed to enable service providers to dramatically increase operational efficiency and introduce new services at a fraction of the cost of traditional custom-developed applications. Market acceptance for the TelcoOne solution is strong, having been embraced by Telecom Italia Mobile and multiple Vodafone Group companies.

    "Global service providers need best-in-class solutions that deliver faster time to revenue at a lower total cost of ownership," said John Little, founder and chief executive officer at Portal Software. "Our product-based approach, combined with Portal services and strategic partnerships, has allowed Portal to increase solutions breadth and grow revenues for the fourth consecutive quarter."

    Business Outlook

    The following statements are based on our current expectations and are forward-looking. They are subject to a number of uncertainties and risks, including those discussed below, and actual results may differ materially. We undertake no obligation to update these forward-looking statements.
    While Portal's business appears to be strengthening and growing, indications are that communications service providers continue to be very deliberate in their software purchasing decisions. We continue to be concerned that our customers will continue to constrain their capital spending due to their on-going soft market outlook for an extended period of time. We continue to focus on building Portal's capabilities to ensure long-term success.

    -- While general economic conditions recently appear to be improving, uncertainty and intense market competition remain unchanged. As a result, we expect Q3 revenues to remain consistent with Q2 while continuing to expect to show total fiscal year 2004 revenue 10-12% higher than the $121 million achieved in fiscal 2003.

    -- Third quarter gross margins are expected to be about flat with Q2.

    -- We expect pro forma operating expenses for Q3 to be about the same as Q2.

    -- Given our current outlook, we continue to expect Portal to return to pro forma profitability and positive cash flow operations within the current fiscal year.

    -- Pro forma operating expenses and net income in Q3 are expected to exclude amortization and write-off of acquisition-related costs and stock option compensation expense. Portal is unable to provide guidance on a GAAP basis because information relating to stock option compensation expense is currently not quantifiable on a forward-looking basis as it depends on various factors, including the number of stock options exercised or terminated during the period and the future market price of our common stock.

    Information About Pro Forma Presentation

    To supplement Portal's consolidated financial statements presented on a GAAP basis, Portal uses additional non-GAAP or "pro forma" measures of operating results, net profit/loss and net profit/loss per diluted share adjusted to exclude certain costs, expenses and losses Portal believes appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future. These adjustments to Portal's GAAP results are made with the intent of providing both management and investors a more complete understanding of Portal's underlying operational results and trends and Portal's marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before losses or other charges that are considered by management to be outside of Portal's core operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. Because there are no generally accepted industry standards for presenting non-GAAP results, the methods used by Portal may differ from the methods used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
    In accordance with GAAP, net loss for the second quarter of fiscal year 2004 was $26.9 or $0.15 per share. This compares to a GAAP net loss of $9.8 million, or $0.05 per share in the prior quarter and a GAAP net loss of $18.0 million, or $0.10 per share in the second quarter of fiscal 2003. Pro forma amounts in the first quarter of fiscal year 2004 exclude amortization of acquisition-related costs of $0.7 million and stock option compensation expense of approximately $7.1 million. Pro forma amounts in the second quarter of fiscal year 2003 exclude amortization of acquisition-related costs of $0.8 million, and restructuring costs of approximately $6.1 million.

    Conference Call Information

    Portal will discuss its second quarter fiscal year 2004 results and other financial and business information in a conference call and an audio web cast on August 19, 2003, beginning at 2:00 p.m. Pacific time. The web cast is available to all interested parties and can be accessed at www.companyboardroom.com. For those unable to listen to the live web cast, a replay will be available.
    This press release and full company balance sheet and consolidated operations details will be filed as an exhibit to a current report on Form 8-K and will be posted on our web site prior to the conference call described above. For a copy of this press release and the company balance sheet and consolidated operations details, please visit the Investor Relations site at www.portal.com/about_portal/investor_relations.

    About Portal Software, Inc.

    Portal Software provides flexible billing and subscriber management solutions to enable organizations to monetize their voice and digital transactions. Portal's convergent billing platform enables service providers to charge, bill, and manage a wide range of services via multiple networks, payment models, pricing plans, and value chains. Portal's flexible and scalable product-based solutions are designed to enable customers to introduce new value added services quickly, providing maximum business value and lower total cost of ownership. Portal's customers include thirty-five of the top fifty wireless carriers as well as organizations such as Vodafone, AOL Time Warner, Deutsche Telekom, TELUS, NTT, China Telecom, Reuters, Telstra, China Mobile, Telenor Mobil, and France Telecom.

    Statements in this release concerning Portal Software, Inc.'s business outlook, future financial and operating results, future expenses and Portal's overall future prospects are forward looking statements that involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially include the following: General business and economic conditions and changes in the amount of technology spending by our customers and prospects; market acceptance of Portal's products and services; customer and industry analyst perceptions of Portal and its technology vision and future prospects; fluctuations in the market price of Portal stock that can result in unpredictable compensation expense charges; difficulties in implementing or realizing the benefits of cost reduction efforts, such as our ability to sublease excess office facilities in a timely and cost effective manner and to effectively renegotiate or terminate real estate leases to reduce lease obligations; sales force training and productivity; challenges associated with recruiting, training, and retaining skilled management and other personnel; ability to establish, maintain, and effectively implement relationships with system integrators and other strategic resellers and vendors; rapid technological changes; competitive factors; and unanticipated delays in scheduled product availability. These and other factors are described in detail in our Annual Report on Form 10-K for the fiscal year ended January 31, 2003 as well as in our quarterly reports on Form 10Q. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

    Copyright (C) 2003 Portal Software, Inc. All rights reserved.
Infranet and the Portal logo are U.S. registered trademarks, and Portal and TelcoOne are trademarks of Portal Software, Inc.

    CONTACT: Portal Software
             Kathy Cotten, 408-572-2345 (Investor Contact) investor_relations@portal.com
             Scott Carter, 408-572-2435 (Media Contact) scarter@portal.com